Oakridge Global Energy Solutions Unveils Lithium Golf Car Battery Systems at PGA Convention in Orlando

MELBOURNE, Fla., February 2, 2015 (BUSINESS WIRE) -- Oakridge Global Energy Solutions, Inc. (OTCQB: OGES), a cutting-edge technological leader in solid-state battery systems, unveiled its latest energy efficient, high energy batteries at the PGA Show recently held in Orlando. The ProSeries Lithium Phosphate Golf Car Battery Systems is a high energy, safe lithium battery product featuring an intelligent battery monitoring system to maximize power availability and battery life.

“We were very excited to introduce Oakridge's latest intelligent battery system at the PGA Show,” said Steve Barber, Chairman and Chief Investment Officer at Precept Asset Management.  “We feel strongly about this new offering and know that our Pro Series batteries will provide significant benefits to golf consumers, including reducing replacement and disposal costs, saving electricity, and ultimately delivering better performance.”

Mr. Barber continued, “We were extremely encouraged by the reception the Pro Series received at the show from golf's leading industry experts and are immediately following up on the momentum created. We very much look forward to reshaping the marketplace where batteries are concerned in the golf industry and driving meaningful revenue in the upcoming months and we see this exciting development for the company as a key element in underpinning our previously announced intention to list the company on NASDAQ in the very near term.”

Oakridge Global Energy Technologies is a publicly traded company, listed as OGES on the OTCQB whose primary business is the development, manufacturing and marketing of energy storage products.

Additional information can be accessed in our 8-K Current Report filed with the Securities and Exchange Commission.

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Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Press Contacts:

Ben Jackson

ir@oakridgeenergytech.com

213.674.6700